CINCINNATI MILACRON INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER SHARE
                         (UNAUDITED)

                                (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                   12 WEEKS ENDED       24 WEEKS ENDED
                                  -----------------   -----------------
                                  JUNE 14,  JUNE 15,  JUNE 14,  JUNE 15,
                                     1997      1996      1997      1996
                                  -------   -------   -------   -------

Net earnings                      $18,202   $14,736   $31,249   $27,331
Less preferred dividends              (60)      (60)     (120)     (120)
                                  -------   -------   -------   -------
 Net earnings available
   to common shareholders         $18,142   $14,676   $31,129    $27,211
                                  =======   =======   =======    =======

Primary
 Average number of shares
   outstanding                     39,819    36,162    39,813     35,081
 Add dilutive effect of
   stock options based on
   treasury stock method              274       526       282        684
 Deduct antidilutive restricted
   shares subject to contingent
   vesting                           (200)       -       (200)         -
                                  -------   -------   -------    -------
   Total                           39,893    36,688    39,895     35,765
                                  =======   =======   =======    =======
     Per share amount             $   .45   $   .40   $   .78    $   .76
                                  =======   =======   =======    =======

Fully diluted
 Average number of shares
   outstanding                     39,819    36,162    39,813     35,081
 Add dilutive effect of stock
   options based on treasury
   stock method                       437       526       363        739
 Deduct antidilutive restricted
   shares subject to contingent
   vesting                           (200)       -       (200)         -
                                  -------   -------   -------    -------
   Total                           40,056    36,688    39,976     35,820
                                  =======   =======   =======    =======
     Per share amount             $   .45   $   .40   $   .78    $   .76
                                  =======   =======   =======    =======


Note:  This computation is required by Regulation S-K, Item
       601, and is filed as an exhibit under Item 6 of Form 10-Q.